Exhibit 10.1

MEMORANDUM OF UNDERSTANDING/ LOAN AGREEMENT

BETWEEN

Al AQEL AND PARTNERS INVESTMENT LLC

AND

PHI GROUP INCORPORATED (PHI GROUP INC.)

This Memorandum of Understanding (MOU) is made this day 17th day of January 2022

Between:

Al AQEL AND PARTNERS INVESTMENT LLC of

Al Aqel and Partners Investment LLC Muscat Governorate Bousher, 119

Alamarat, Muscat. P.O. BOX: 2393 Sultanate of Oman.

(Hereinafter refer as First Party).

AND

PHI GROUP INCORPORATED (PHI GROUP INC) of

2323 Main Street Irvine, California 92614, United States of America.

(Hereinafter refer as Second Party).

RECITALS

Whereas the First Party is a financial investor, who is willing to make a loan to the Second Party in the initial principal $1,000,000,000.00USD (One Billion United States of American Dollars Only).

Whereas, The Second Party is an established registered business company. The Second Party is willing to accept the fund and the First Party is prepared to cooperate with the Second Party in that respect.

Now therefore, in consideration of the foregoing fact and the mutual representations and covenant hereinafter set forth, the parties here to agree as follows:

ARTICLE 1: RECITALS:

1.1 The recitals set forth above constitute an integral part of this agreement and considered as a fundamental condition for its execution.

ARTICLE 2: PURPOSE OF THIS AGREEMENT:

2.1 The purpose of this Agreement is to define the contractual relations between the First Party and the Second Party and to serve as a loan agreement upon execution by both Parties.

ARTICLE 3: AMOUNT AND ADVANCE OF LOAN:

3.1 Subject to the terms set forth herein, the First Party hereby commits to loan to the Second Party the principal amount of $1,000,000,000.00USD (One Billion United States of American Dollars Only) on the Closing Date, the First Party shall disburse the full amount of the Loan immediately to the Designated Account or to such other bank account designated by the Second Party

ARTICLE 4: PURPOSE:

4.1 The provision of the fund is provided by the first party to the Second Party, for operational and building a profiting venture and to enable the Second Party to fund the costs and expenses of its business, as determined in its sole discretion.

ARTICLE 5: LOAN INTEREST:

5.1 Interest: The duties of the first party, under the terms and conditions of this Agreement shall be as follows:

To make available the sum of $1,000,000,000USD only to the Second Party, The Second Party Guarantee Interest Rate of 3% for 10 years term period, with an option to make annual repayments no later than 60 days after the Calendar year. And/or repayment at the expiration of the contract period. Interest will continue to be paid on the outstanding capital only. With 2 years grace period to enable your investment grow to a productive stage.

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5.2 Maturity: The entire then-outstanding principal balance of the Loan and all accrued and unpaid interest thereon shall be due and payable at the end of the Maturity Date.

5.3 Payment of Interest: The First Party hereby grants to the Second Party a Two (2) years grace period from the Closing Date (the “Interest Free Loan Period”) before Loan interest becomes due and payable.

5.4 Payments: All payments to be made by the Second Party to the First Party hereunder will be made in USD to and in the name of the First Party to the Lender Account or to such other account owned and designated by the First Party in writing at least ten (10) Business Days prior to the payment due date. At its option upon at least ten (10) Business Days prior notice to the First Party, the Second Party may prepay the outstanding Loan without premium or penalty by paying all or any portion of the then-outstanding principal balance of the Loan and all accrued and unpaid interest thereon.

The First Party shall maintain a register in which true and accurate entries are made evidencing all payments on the Loan made by the Second Party, which register shall be available for inspection by the Second Party, at any reasonable time and from time to time upon reasonable prior notice.

5.5 Prepayment Penalty: There is no prepayment penalty associated with this funding.

ARTICLE 6: LOAN DISBURSEMENT:

The duties of the both the First Party and Second party, under the terms and conditions of this Agreement shall be as follows:

6.1 The First Party is to arrange a round table meeting in (Istanbul, Turkey) with the Second party for the Legalization Closure and the disbursement of loan funds, which shall be transferred in favor of the second party. This also includes the setting up of the Non-residential bank account in Turkey for the Second Party to receive the approved loan amount.

6.2 Loan processing fee that is total of €155,450.00 Euros to be made available and paid by Second Party when he arrives for closing of this transaction in Istanbul. A down payment of €55,450 euro should be paid by Second Party to a payment bank account to commence on the documentation and the remaining balance of €100,000.00 euros only will be paid upon arrival to Istanbul to finalize the due clearance documentation. Please note, these payments are very important and must be paid in order to facilitate the loan process such as to procure the basic insurance bond to act as the security/collateral for the loan funding, and to obtain legal clarification from the Turkish authority to open a Non-residential bank account and possess the volume sum of one billion dollars.

6.3 Second Party is expected to arrive in Istanbul Turkey for the closure of the Loan on or before Seven (7) Business days from the date the Letter of Intent and Loan agreement is sent by the First

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Party to the Second Party. Failure to comply with this given time frame will lead to the cancelation of the Loan Approval.

However, if by any reason that the Second Party is incapacitated or unable to travel for the closure of this meeting at the given time, the closing can be done remotely online and electronic signatures and stamps will be accepted by both parties.

ARTICLE 7: REPRESENTATIONS AND WARRANTIES:

7.1 The First Party represents and warrants to the Second Party as of the date hereof that

(i) it is a company duly qualified to carry on business under the laws of the jurisdiction of its incorporation.

(ii) it has the authority to execute and deliver this Agreement.

(iii) it has the power, capacity, and authority to perform and observe all of its obligations hereunder. The First Party hereby confirms that it operates in compliance with applicable laws and the Loan funds are clean with no criminal origin.

(iv) First party will send a Team to project site/company one month after the release of the Fund to take inventory of project progress to ensure full implementation of Loan released and Second Party guarantees his safety/welfare during this 3-day visit.

7.2 The Second Party represents and warrants to the First Party as of the date hereof that (i) it is a company duly qualified to carry on business under the laws of the jurisdiction of its incorporation.

(ii) it has the authority to execute and deliver this Agreement.

(iii) it has the power, capacity, and authority to perform and observe all of its obligations hereunder.

ARTICLE 8: COLLATERAL:

8.1 The Loan will be secured by a SURETY BOND from reliable insurance company, to act as the funding collateral, the premium can be deducted from the second party loan funds by approval of the second party which is 1% of the value loan amount.

ARTICLE 9: MISCELLANEOUS PROVISIONS:

9.1 Amendments. This Agreement may be amended only by a written document signed by both Parties or by their duly authorized representatives.

9.2 Governing Language. In the event that this Agreement is translated into any other language, the English language hereof shall govern.

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ARTICLE 10: EVENTS OF DEFAULT:

Each of the following shall constitute an event of default under this agreement:

10.1 Reimbursements. Failure of the Second Party to make any payments in accordance with the provisions of this Agreement which failure continues for a period of five (5) Business Days.

10.2 Failure to Fund. Failure of the First Party to disburse all or any portion of the Loan funds to the Second Party on the Closing Date.

10.3 False Statements. Any warranty, representation or statement made or furnished to the First Party by or on behalf of the Second Party under Article 7 of this Agreement or the other Transaction Documents shall have been false or misleading in any material respect either now or at the time made or furnished;

10.4 Other Defaults. Failure of the Second Party to comply with or to perform any other material term, obligation, covenant or condition contained in this Agreement or in any of the Transaction Documents between the Parties and such failure continues for more than thirty (30) days after the earlier of the date on which;

(i)	the First Party has given notice of such default to the Second Party

(ii)	(ii) the Second Party has actual knowledge of such default.

Effect of Default. In the event of a default by the Second Party, all obligations of the First Party under this Agreement will be immediately terminated, and the First Party may at its option upon notice to the Second Party accelerate and demand payment of all or any part of the remaining outstanding balance of the Loan and declare such amount to be immediately due and payable. In the event of a default by the First Party, all obligations of the Second Party under this Agreement will be immediately terminated, and compensation will be paid to the Second Party for any damages arising from the First Party’s failure to perform, in addition to any other rights or remedies available at law or in equity.

ARTICLE 11: CONFIDENTIALITY:

The parties hereto agree to respect the confidential nature of information which they receive during the term of this agreement, including information concerning the sale, distribution, financial statements or banks accounts information of the company or the signature of the agreement, and they undertake to keep such information strictly confidential during the said term and after the termination.

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ARTICLE 12: GOVERNING LAW AND JURISDICTION:

All difference concerning the validity, the interpretation or the performance of the present agreement shall be finally settled under the rules of conciliation and arbitration of the international chamber of commerce by a single arbitrator appointed in accordance with the said rules.

This agreement shall in all respects be governed and construed in accordance with the law of both countries.

For: The First Party

/s/ Majid Al Barwani	Date. 18th January, 2022
Mr. MAJID AL BARWANI (CEO)
Al AQEL AND PARTNERS INVESTMENT LLC. (signed and sealed)

For: The Second Party

/s/ Henry D. Fahman	Date. January 17, 2022
Mr. HENRY D. FAHMAN (Chairman)
PHI GROUP INCORPORATED (PHI GROUP INC). (signed and sealed)

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